    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2002



                                                      REGISTRATION NO. 333-75404

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           STILLWATER MINING COMPANY
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                  81-0480654
     (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification No.)
                      organization)

                               536 E. PIKE AVENUE
                            COLUMBUS, MONTANA 59019
                                 (406) 978-2525
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             FRANCIS R. MCALLISTER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           STILLWATER MINING COMPANY
                               536 E. PIKE AVENUE
                            COLUMBUS, MONTANA 59019
                                 (406) 978-2525
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              DAVID J. GOLDSCHMIDT
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3574

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by the Registrant.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                             ---------------------

                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
              TITLE OF EACH OF                    AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED            REGISTERED(1)(4)        UNIT(2)(4)         PRICE(1)(3)(4)         FEE(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities..............................
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01 per share....
---------------------------------------------------------------------------------------------------------------------------------
Depositary Shares............................
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(5)....
---------------------------------------------------------------------------------------------------------------------------------
Warrants.....................................
---------------------------------------------------------------------------------------------------------------------------------
         Total...............................     $250,000,000             100%             $250,000,000           $59,750
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1)In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.


(2)The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant.


(3)The filing fee of $59,750 was previously paid in connection with the initial filing of the registration statement. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $250,000,000.


(4)There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, depositary shares, warrants to purchase debt securities, common stock or preferred stock, and such indeterminate principal amount of debt securities.


(5)Includes up to 4,285,715 shares as may be sold, from time to time by the selling stockholders.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2002


PROSPECTUS

                                  $250,000,000

                           STILLWATER MINING COMPANY

                                STILLWATER LOGO
     Stillwater Mining Company may sell from time to time:

     - Debt Securities

     - Preferred Stock

     - Depositary Shares

     - Common Stock

     - Warrants


     We will provide the specific terms, including the method of determining the offering price of the securities we offer in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest.



     In addition, up to 4,285,715 shares of common stock may be offered and sold by certain selling stockholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."



     We may sell securities and the selling stockholders may sell common stock to or through one or more underwriters, and also may sell securities directly to other purchasers or through agents. See "Plan of Distribution." The accompanying prospectus supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the securities in respect of which this prospectus is being delivered, the principal amounts, if any, to be purchased by such underwriters and the compensation, if any, of such underwriters or agents.

                             ---------------------
     Our outstanding common stock is listed on the New York Stock Exchange under the symbol "SWC". Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
                             ---------------------
     This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is           , 2002.

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities, preferred stock, depositary shares, common stock and warrants and the selling stockholders may sell up to 4,285,715 shares of common stock described in this prospectus, in one or more offerings, up to an aggregate offering price of $250,000,000.



     This prospectus provides you with a general description of the securities we and any selling stockholder may offer. Each time we and any selling stockholder sell securities, we will provide one or more prospectus supplements, attached to the front of this prospectus, that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the summary descriptions of the securities in this prospectus are subject to, and qualified by reference to, the descriptions of the particular terms of any securities contained in any accompanying prospectus supplements. The prospectus supplements may also add, update or change other information contained in this prospectus. Before you invest in a particular issue of securities, you should read both this prospectus and any accompanying prospectus supplements carefully, together with the additional information described under "Where You Can Find More Information."


     As used in this prospectus, "Stillwater," "we," "us" and "our" mean Stillwater Mining Company.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "SWC." You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005.


     Stillwater "incorporates by reference" information into this prospectus which means that we disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the following documents filed by Stillwater with the SEC:


     - Our Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 001-13053);



     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (File No. 001-13053);



     - Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2001 (File No. 001-13053);



     - Our Current Reports on Form 8-K, dated December 5, 2001 (File No. 001-13053);



     - Our Annual Reports on Form 11-K, each dated July 13, 2001 (File No. 001-13053); and



     - The description of our common stock and preferred stock contained in the Registration Statements on Form 8-A, filed on November 3, 1994 and October 30, 1995 (File No. 0-25090).


     All documents filed by Stillwater with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus to the termination of the offering of the securities shall also be deemed to be incorporated herein by reference.

     You may also request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number:

     Stillwater Mining Company
     536 E. Pike Avenue
     Columbus, Montana 59019
     (406) 322-8700
     Attention: Investor Relations

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

     You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the relevant document.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information included in this prospectus and the documents that are incorporated in it by reference is forward-looking and is subject to important risks and uncertainties. Statements containing words such as "could," "expects," "may," "anticipates," "believes," "intends," "estimates," "plans" and similar expressions constitute forward-looking statements with respect to us, including statements that are based on current expectations, estimates, forecasts and projections about the markets in which we operate and management's beliefs and assumptions regarding these markets. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Forward-looking information and statements are subject to important risks, uncertainties and assumptions which are difficult to predict. The results or events predicted in these forward-looking statements may differ materially from actual results or events. Some of the factors which could cause results or events to differ from current expectations include, among other things:

     - economic and political events affecting supply and demand of palladium and platinum;

     - price volatility of platinum group metals;

     - amounts and prices of our forward metals sales;

     - fluctuations in ore grade, tons mined, crushed or milled;

     - variations in concentrator, smelter or refinery operations;

     - geological, technical, permitting, mining or processing problems; and

     - availability of experienced employees.


     For further information regarding these factors, see "Forward-Looking Statements" and "Risk Factors" sections of our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which will be incorporated by reference herein when filed.



     As a result of these factors, we cannot assure you that any of the events or results anticipated by forward-looking statements included or incorporated by reference in this prospectus will occur or, if they do, what impact they will have on our business, results of operations and financial condition. We will include a full discussion of any material risks related to Stillwater or the securities being offered in any prospectus supplement.

                                  THE COMPANY

     Stillwater Mining Company is engaged in the development, extraction, processing and refining of palladium, platinum, and associated metals, as a group these are referred to as platinum group metals, from the J-M Reef, a geological formation located in Stillwater and Sweet Grass Counties, Montana. Associated by-product metals include rhodium, gold, silver, nickel and copper. We conduct our current mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana. Both mines are located on the J-M Reef.

     Our principal executive offices are located at 536 E. Pike Avenue, Columbus, Montana 59019, telephone (406) 322-8700.


                            THE SELLING STOCKHOLDERS



     On January 30, 2002, we sold 4,285,715 shares of common stock to accredited investors in a private placement in public. Such shares of common stock sold were not registered under the Securities Act of 1933, as amended.



     The following table lists the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned by each Selling Shareholder as of the date of this Prospectus and the number of Offered Shares to be permitted to be offered for sale by each Selling Shareholder.



                                                               COMMON STOCK
                                                              OWNED PRIOR TO
                                                               OFFERING AND
                                                              PERMITTED TO BE
                    SELLING STOCKHOLDER                       OFFERED HEREBY
                    -------------------                       ---------------
American Express Precious Metals Fund.......................       60,000
Castle Creek Technology Partners, LLC.......................      150,000
Pine Ridge Financial Inc. ..................................      732,758
Deephaven Private Placement Trading Ltd. ...................      214,286
Merced Partners Limited Partnership.........................      125,000
Tamarack International, Ltd. ...............................       53,572
Lakeshore International, Ltd. ..............................      178,571
Steelhead Investments Ltd. .................................      142,857
Advisory U.S. Equity Fund I, L.P. ..........................       87,000
Advisory U.S. Equity Fund Overseas Fund I, Ltd. ............      139,000
Advisory U.S. Equity Market Neutral Fund, L.P. .............       81,000
Advisory U.S. Equity Market Neutral Overseas Fund I,
  Ltd. .....................................................      193,000
Omicron Partners L.P. ......................................      178,571
SDS Merchant Fund, LP.......................................       71,500
DMG Legacy Fund LLC.........................................       21,500
DMG Legacy Institutional Fund LLC...........................       92,000
DMG Legacy International Ltd. ..............................      100,700
SF Capital Partners Ltd. ...................................      900,000
Special Situations Private Equity Fund, L.P. ...............      178,600
Special Situations Fund III, L.P. ..........................      535,800
United Capital Management, Inc. ............................       50,000



                              RECENT DEVELOPMENTS



Optimization Plan



     In November 2001, we announced an optimization plan for our business to respond to lower platinum group metals, prices stemming from current economic conditions and the events of September 11, 2001.

Pursuant to this plan, the mining rate at the Stillwater Mine, previously targeted at 3,000 tons per day, will be held at 2,500 tons per day and the East Boulder Mine will be placed into commercial production at an initial rate of 1,000 tons per day rather than the previous design rate of 2,000 tons per day. The new plan takes into consideration current economic conditions and the change in the world economy, in particular the price environment for palladium since the events of September 11th. The plan reflects the need to address the reality of lower cash flows, while maintaining the flexibility to revisit the previous plans if prices improve.



Officer Resignation



     In January 2002, our president and chief operating officer, Harry C. Smith, resigned. We have not replaced Mr. Smith, but instead have retained Mr. Stephen
V. Kearney, a member of our board of directors, to provide operational assistance in our ongoing efforts to increase productivity and reduce operating costs and capital.



Ongoing Process of Strategic Transactions



     In October 2001, we announced that we had hired Salomon Smith Barney and J.P. Morgan Chase & Co. to review funding requirements and strategic alternatives. We continue to engage in discussions with regard to strategic corporate transactions, which includes the possible acquisition of Stillwater by third parties. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction.



     On January 30, 2002, we sold 4,285,715 shares of common stock to accredited investors in a private placement in public. Such shares of common stock sold were not registered under the Securities Act of 1933, as amended.



                                USE OF PROCEEDS



     The specific amount and intended use of net proceeds from the sale of any securities in a particular offering will be described in the accompanying prospectus supplement.



     We will not receive any of the proceeds from the sale of common stock that may be sold by the selling stockholders.



                       RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges were as follows for the nine months ended September 30, 2001, and the years ended December 31, 2000, 1999, 1998, 1997 and 1996.

                                            NINE MONTHS
                                               ENDED           YEAR ENDED DECEMBER 31,
                                           SEPTEMBER 30,   --------------------------------
                                               2001        2000   1999   1998   1997   1996
                                           -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.......       6.1        5.9    10.3   4.7     (a)    (b)

---------------

(a) Earnings for the year ended December 31, 1997 were inadequate to cover fixed charges by $10,196,000.

(b) Earnings for the year ended December 31, 1996 were inadequate to cover fixed charges by $6,733,000.

     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt expenses and discount or premium relating to any indebtedness, and an estimate of interest within rental expense. There were no shares of preferred stock outstanding for the nine months ended September 30, 2001 and the years ended December 31, 2000, 1999, 1998, 1997 and 1996.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus contains a summary of the debt securities, preferred stock, depositary shares, common stock and warrants that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain all the material terms of the securities being offered.


     The debt securities may be issued, from time to time, in one or more series, and will consist of either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, collectively referred to in this prospectus as the subordinated debt securities, under an indenture between us and a trustee, including any successor trustee and each person which is a trustee under the indenture including, with respect to the debt securities of any series, the trustee with respect to the debt securities of such series. The indenture will be in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to amendments or supplements that are adopted from time to time. The indenture will be subject to and governed by certain provisions of the Trust Indenture Act of 1939. You are referred to the indenture and the Trust Indenture Act for a statement of such provisions.



     The debt securities will be our direct, unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time, in one or more series, without the consent of any holder. Under the indenture, we will have the ability to issue debt securities with terms different from those of debt securities previously issued.



     The accompanying prospectus supplement or prospectus supplements related to any subordinated debt securities will disclose the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.


     The accompanying prospectus supplement or prospectus supplements will describe, among other things, the following terms of the debt securities:

          (a) the title of the debt securities;

          (b) any limit on the aggregate principal amount of the debt securities;


          (c) whether the debt securities are to be issuable as registered securities or bearer securities or both, and whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary, as defined below, with respect to such temporary or permanent global debt security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global debt security may exchange their interests for debt securities of such series and of like tenor of any authorized form and denomination;


          (d) the price or prices at which the debt securities will be issued;

          (e) the date or dates on which the principal of the debt securities is payable or the method of determination;


          (f) the place or places where and the manner in which the principal of, any premium and any interest on the debt securities will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;


          (g) the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;


          (h) the stated maturities of installments of any interest on which interest on the debt securities will be payable, and the record date for any interest payable on any debt securities which are registered securities;



          (i) any terms on which the debt securities of any series will be subordinated to our other debt;

          (j) any right or obligation of Stillwater to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of any holder, any conditions giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or part, and any provisions for the remarketing of the debt securities;



          (k) whether the debt securities are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments, the conversion or exchange period and other conversion or exchange provisions;



          (l) the currency or currencies, including composite currencies or currency units, of payment of principal of and any interest on the debt securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities may be satisfied and discharged other than as provided in the indenture and whether we or the holders of the debt securities may elect to receive payments in respect of the debt securities in a currency or currency units other than that in which the debt securities are stated to be payable;



          (m) any terms applicable to the debt securities issued at an issue price below their stated principal amount, including the issue price and the rate or rates at which the original issue discount will accrue;



          (n) if the amount of payments of principal of and any interest on the debt securities is to be determined by reference to an index or formula, or based on a coin or currency or currency unit other than that in which the debt securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent;


          (o) if other than the principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the maturity pursuant to an event of default, as defined in the indenture;


          (p) any deletions from, modifications of or additions to the events of default or covenants of Stillwater with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus;


          (q) any special United States federal income tax considerations applicable to the debt securities; and

          (r) any other terms of the debt securities not inconsistent with the provisions of the indenture.


     The accompanying prospectus supplement will also describe the following terms of any series of subordinated debt securities offered: (a) any rights to defer payments of interest on the subordinated debt securities of such series by extending the interest payment period, and the duration of such extensions, and
(b) the subordination terms of the subordinated debt securities of such series. The foregoing is not intended to be an exclusive list of the terms that may be applicable to any debt securities and will not limit in any respect our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that such terms are not inconsistent with the indenture. Any accompanying prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.


     Unless otherwise specified in the accompanying prospectus supplement, the debt securities will not be listed on any securities exchange.

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material federal income tax consequences and other special considerations with respect to any series of debt securities will be described in the accompanying prospectus supplement relating to any such series of debt securities.

     If the purchase price of any series of debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, any premium and interest on any series of debt securities are payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the series of debt securities will be described in the accompanying prospectus supplement.



     Holders of debt securities will not have the benefit of any specific covenants or provisions in the applicable indenture or such debt securities in the event that we engage in or become the subject of a highly leveraged transaction, other than the limitations on mergers, consolidations and transfers of substantially all of our properties and assets as an entirety to any person as described below. Any exceptions will be described in the accompanying prospectus supplement.



     Principal, any premium and any interest will be payable at an office or agency to be maintained by us in New York, New York, except that at our option interest may be paid by check mailed to the person entitled thereto. Any exceptions will be described in the accompanying prospectus supplement.


SENIOR DEBT SECURITIES


     The senior debt securities will rank equally with all our other unsecured and unsubordinated debt and senior to our subordinated debt securities.


SENIOR SUBORDINATED DEBT SECURITIES


     Payment of the principal of, any premium and interest on senior subordinated debt securities issued under the indenture will be junior in right of payment to the extent and in the manner described in the resolutions of our board of directors or officer's certificate establishing such series of senior subordinated debt securities to all unsubordinated debt of Stillwater, including senior debt securities.


SUBORDINATED DEBT SECURITIES


     Payment of the principal of, any premium and interest on subordinated debt securities issued under the indenture will be subordinate and junior in right of payment to the extent and in the manner described in the board resolutions or the officer's certificate establishing such series of subordinated debt securities to all senior debt and senior subordinated debt of Stillwater.


JUNIOR SUBORDINATED DEBT SECURITIES


     Payment of the principal of, any premium and interest on junior subordinated debt securities issued under the indenture will be subordinate and junior in right of payment, to the extent and in the manner described in the board resolutions or the officer's certificate establishing such series of junior subordinated debt securities to all senior debt securities, senior subordinated debt securities, subordinated debt securities and may be subordinate and junior in right of payment to all other debt of Stillwater.


CONVERSION OR EXCHANGE RIGHTS


     Any terms and conditions on which debt securities are convertible at the election of the holder of the debt securities or may be exchanged at our election into common stock, preferred stock or any other security of Stillwater will be described in the accompanying prospectus supplement. Such terms will include the conversion price, the conversion or exchange period, provisions as to whether conversion will be at the option of the holder or exchangeable at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of the debt securities; and such terms may include provisions under which the number of shares of common stock to be received by the holders of the debt securities would be calculated according to the market price of the common stock as of a time stated in the accompanying prospectus supplement.

EVENTS OF DEFAULT

     The following will be "events of default" under the indenture with respect to debt securities of any series:


          (a) default in payment of all or any part of the principal of, or any premium on any debt securities of such series when due, either at maturity, upon redemption, by declaration or otherwise;


          (b) default for 30 days in payment of any interest on any debt securities of such series; provided that, if we extend an interest payment period in accordance with the terms of the debt securities, the extension will not be a failure to pay interest;

          (c) default in payment of any sinking fund installment when due by the terms of the debt securities of such series;

          (d) default for 60 days after written notice as provided in the indenture in the observance or performance of any other covenant or agreement in the debt securities of such series or in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; or

          (e) certain events of bankruptcy, insolvency or reorganization.


     The indenture provides that (a) if an event of default due to the default in payment of principal, premium or interest on any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series then outstanding, each series voting as a separate class, may declare the principal of all debt securities of such series and interest accrued to be due and payable immediately, (b) if an event of default due to a default in the performance of any other of the covenants or agreements in the debt securities or in the indenture applicable to all series of the senior debt securities or the subordinated debt securities then outstanding, as the case may be, has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of all of the senior debt securities or the subordinated debt securities then outstanding, each treated as one class, may declare the principal of all the senior debt securities or the subordinated debt securities and interest accrued to be due and payable immediately, (c) if an event of default due to a default in the performance of any other of the covenants or agreements in the debt securities or in the indenture applicable to less than all series of the senior debt securities or the subordinated debt securities then outstanding has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of the senior debt securities or the subordinated debt securities then outstanding, each series voting as a separate class, may declare the principal of all such series of senior debt securities or the subordinated debt securities and interest accrued to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, any premium or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of such series, or of all series, then outstanding.


     If an event of default relating to events in bankruptcy, insolvency or reorganization of Stillwater occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

     The indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care, to be indemnified by the holders of debt securities requesting the trustee to exercise any right or power under the indenture before proceeding to exercise any such right or power at the request of such holders.


     The indenture provides that no holder of debt securities of any series may institute any action against us under the indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously has given to the trustee written notice of the default and continuance of the default and unless the holders of not less than 25% in principal amount of the debt securities of such series then outstanding have requested the trustee to institute such action and have offered the trustee reasonable indemnity, the trustee has not instituted such action within 60 days of such request and such trustee has not received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of such series then outstanding.

     The indenture contains a covenant the we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

MODIFICATION AND WAIVER

     The indenture provides that we and the trustee may enter supplemental indentures without the consent of the holders of debt securities to: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of our obligations, (c) add covenants for the protection of the holders of debt securities, (d) cure any ambiguity or correct any inconsistency in the indenture, (e) establish the forms or terms of debt securities of any series and
(f) evidence the acceptance appointment by a successor trustee.


     The indenture contains provisions permitting us and the trustee, with consent of the holders of not less than a majority in aggregate principal amount of senior debt securities or subordinated debt securities of all series then outstanding and affected, each voting as one class, to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security affected, (a) extend the final maturity of any debt security, or reduce the principal amount or premium, or reduce the rate or extend the time of payment of interest, or reduce any amount payable on redemption or change the currency in which the principal (other than as otherwise may be provided with respect to such series), any premium or interest is payable or reduce the amount of the principal of any debt security issued with original issue discount that is payable upon acceleration or provable in bankruptcy, or in case of subordinated debt securities of any series, modify any of the subordination provisions or the definition of "senior indebtedness" relating to such series in a manner adverse to the holders of such subordinated debt securities, or alter certain provisions of the indenture relating to the debt securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any debt security when due or (b) reduce the aforesaid percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any such modification.


     The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture with respect to that series, except a default in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     The indenture provides that we may not consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to any person unless we will be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased will be a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and will expressly assume our obligations on the debt securities and under the indenture, and immediately after giving effect to such transaction no event of default has occurred and is continuing, and certain other conditions are met. Upon assumption of our obligations by a person to whom such assets are transferred or leased, subject to certain exceptions, we will be discharged from all obligations under the debt securities and the indenture.


     This covenant would not apply to any recapitalization transaction, a change of control of Stillwater or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety.

DEFEASANCE

     We can discharge or decrease our obligations under the indenture as set forth below.


     Under terms satisfactory to the applicable trustee, we may discharge certain obligations to holders of any series of debt securities which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee cash or U.S. government obligations, as defined in the indenture, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, any premium and interest on such debt securities.



     We may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"), but may not avoid our duty to register the transfer or exchange of such series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of such series of debt securities. Under terms satisfactory to the trustee, we may instead be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants imposed by a series of debt securities, certain provisions of the indenture and omit to comply with such covenants without creating an event of default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (a) we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, any premium and interest on all outstanding debt securities of such series and (b) we deliver to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of debt securities.


GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES


     The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action described in this prospectus by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, any premium and interest on and all registration, transfer, exchange, authentication and delivery, including authentication and delivery on original issuance of the debt securities, of, the debt securities will be effected by the trustee at an office designated by the trustee in New York, New York.


     The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.


     In case of any conflicting interest relating to any trustee's duties with respect to the debt securities, such trustee shall either eliminate such conflicting interest or, except as provided in the Trust Indenture Act, resign.


     The holders of a majority in principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that such direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an event of default occurs and is known to any trustee, and not cured, such trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its power. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to it.

BOOK-ENTRY SYSTEM

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in the accompanying prospectus supplement. The specific terms of the depositary arrangements with respect to any debt securities of a series will be described in the accompanying prospectus supplement.


     Debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The depository or its nominee are referred to in this prospectus as participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities, or by us if the debt securities are offered and sold directly by us.


     Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within a participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global certificate.


     So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Except as described below, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.



     Payment of principal of, any premium and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.


     We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and those payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

     Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to particular nominees of the depository.


     The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.


     Bearer debt securities of a series may also be issued in the form of one or more global securities, a bearer global security, that will be deposited with a common depositary identified in the accompanying prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of the series of debt securities to be represented by a bearer global security will be described in the accompanying prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement, as described below, and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the preferred stock which have been or will be filed with the Securities and Exchange Commission at or prior to the time of the offering of such series of the preferred stock.

GENERAL

     We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. In the event such option is exercised, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest, to be described in the prospectus supplement relating to a particular series of the preferred stock which will be filed with the SEC at or prior to the time of the offering of such series of the preferred stock as described below.

     The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared afterward without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

     Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary shares is entitled to have the depositary deliver to the holder the whole shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon such redemption and any money or other property to which the holders of such depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and the provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and aversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares relating to the deposit agreement have been redeemed or (ii) there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up of Stillwater and the distribution has benefited the holders of the related depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

     Neither the depositary nor us will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its or our obligations under the deposit agreement. The obligations of Stillwater and the depositary under the deposit agreement will be limited to performance in good faith of our and their duties and we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Stillwater and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase shares of common stock, shares of preferred stock or debt securities. Warrants may be issued, subject to regulatory approvals, independently or together with any common stock, preferred stock or debt securities, as the case may be, and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the accompanying prospectus supplement.

     The accompanying prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is delivered:

          (a) the title of the warrants;

          (b) a description of the securities, which may include shares of common stock, shares of preferred stock or debt securities, for which the warrants are exercisable;

          (c) the price or prices at which the warrants will be issued;

          (d) the periods during which the warrants are exercisable;

          (e) the number of shares of common stock or preferred stock or the amount of debt securities for which each warrant is exercisable;

          (f) the exercise price for the warrants, including any changes to or adjustments in the exercise price;

          (g) the currency or currencies, including composite currencies, in which the exercise price of the warrants may be payable;

          (h) if applicable, the designation and terms of the shares of preferred stock with which the warrants are issued;

          (i) if applicable, the terms of the debt securities with which the warrants are issued;

          (j) if applicable, the number of warrants issued with each share of common stock or preferred stock or debt security;

          (k) if applicable, the date on and after which the warrants and the related shares of common stock or preferred stock or debt securities will be separately transferable;

          (l) if applicable, a discussion of certain United States federal income tax considerations;

          (m) any listing of the warrants on a securities exchange; and

          (n) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                          DESCRIPTION OF CAPITAL STOCK


     We are authorized by our certificate of incorporation to issue 100.0 million shares of common stock and 1.0 million shares of preferred stock. As of January 25, 2002, there were 38,771,377 shares of common stock issued and outstanding and no shares of the preferred stock issued and outstanding. On January 30, 2002, we issued 4,285,715 shares of common stock to the selling stockholders.


COMMON STOCK


     A summary of the material terms and provisions of the common stock are set forth below.


     Dividends. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends, provided that if any shares of preferred stock, issued under this prospectus and any accompanying prospectus supplement, or any other shares of preferred stock are at the time outstanding, the payment of dividends on common stock or other distributions, including our repurchases of common stock, will be subject to the declaration and payment of all cumulative dividends on outstanding shares of the preferred stock, and any preferred stock issued under this prospectus and any accompanying prospectus supplement and any other shares of preferred stock which are then outstanding.

     Liquidation. In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the payment of the aggregate liquidation preference of the preferred stock, and any preferred stock issued under this prospectus and any accompanying prospectus supplement and any other shares of preferred stock then outstanding.

     Voting. Our stockholders are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Shares of common stock held by us or any entity controlled by us do not have voting rights and are not counted in determining the presence of a quorum. Directors are elected annually. Holders of common stock have no cumulative voting rights.


     Meetings of Stockholders. The presence of at least 50% of the capital stock issued and outstanding, and entitled to vote constitutes a quorum at all meetings of the stockholders. Special meetings of the stockholders may be called by a majority of the entire board of directors, the chairman or the president of Stillwater or by the secretary upon the written request of at least a majority of the stockholders.


     No Other Rights. The holders of common stock do not have any conversion, redemption or preemptive rights.

     Transfer Agent. The transfer agents for the common stock are Harris Trust and Savings Bank, 1601 Elm Street, Thanksgiving Tower, Suite 2320, Dallas, Texas 75201.

     Listing.  Shares of our outstanding common stock are listed on the NYSE.

PREFERRED STOCK

     The following is a description of certain general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the accompanying prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.


     Our board of directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of our stockholders and to fix the number of shares, the designations, rights, privileges, restrictions and conditions of any such series.


     The accompanying prospectus supplement will set forth the number of shares, particular designation, relative rights and preferences and the limitations of any series of preferred stock in respect of which this prospectus is delivered. The particular terms of any such series will include the following:

          (a) the maximum number of shares to constitute the series and the designation thereof;

          (b) the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether such dividends shall be paid in cash, common stock or otherwise;

          (c) whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

          (d) the liquidation preference, if any, applicable to shares of the series;

          (e) whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the company or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g) the voting rights, if any, of the shares of the series;

          (h) the currency or units based on or relating to currencies in which such series is denominated and/or in which payments will or may be payable;

          (i) the methods by which amounts payable in respect of such series may be calculated and any commodities, currencies or indices, or price, rate or value, relevant to such calculation; and

          (j) any other preferences and relative, participating, optional or other rights or qualifications, limitations or restrictions thereof.

     Any material United States federal income tax consequences and other special considerations with respect to any offered shares of preferred stock will be described in the prospectus supplement relating to the offering and sale of such shares of preferred stock.

SHAREHOLDERS' RIGHT PLAN

     In October 1995, our board of directors adopted a rights agreement under which our shareholders of record as of November 15, 1995 received a dividend in the form of preferred stock purchase rights. The rights permit the holder to purchase one one-thousandth of a share, a unit, of Series A preferred stock at an initial exercise price of $80 per share under certain circumstances. The purchase price, the number of units of preferred stock and the type of securities issuable upon exercise of the rights are subject to adjustment. The rights expire on October 26, 2005, unless earlier redeemed or exchanged. Until a right is exercised, the holder has no rights as our shareholder, including the right to vote or receive dividends. Subject to certain conditions, the rights become exercisable ten business days after a person or group acquires or commences a tender or exchange offer to acquire a beneficial ownership of 15% or more of our outstanding common stock.

                              PLAN OF DISTRIBUTION


     We may offer securities to or through underwriters, through agents or directly to other purchasers.



     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. The distribution of the common stock may also be effected from time to time at market prices prevailing at the time of sale. Each prospectus supplement will describe the method of distribution of the offered securities to which it relates.



     We may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will set forth the terms of the securities to which such prospectus supplement relates, including the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which the securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.


     Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters with respect to each underwritten offering of securities will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     Securities may be offered and sold by us through agents designated by us from time to time. Any agent involved in the offer and sale of any securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to such offering. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.



     Offers to purchase securities may be solicited directly by us, and sales may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale thereof. The terms of any sales will be described in the prospectus supplement relating to the sale.

     We may also issue contracts under which the counterparty may be required to purchase securities. Such contracts would be issued for securities in amounts, at prices and on terms to be set forth in a prospectus supplement.


     The anticipated place and time of delivery of securities will be set forth in the accompanying prospectus supplement.

     If so indicated in the accompanying prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them from us and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Certain of such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.


     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:



     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;



     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;



     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;



     - an exchange distribution in accordance with the rules of the applicable exchange;



     - privately negotiated transactions;



     - short sales;



     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;



     - a combination of any such methods of sale; and



     - any other method permitted pursuant to applicable law.



     The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.



     Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.



     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.



     Upon being notified by any selling stockholder that such selling stockholder has entered into any material arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:



     - the name of the selling stockholder and the participating broker-dealers;



     - the number of shares involved;



     - the price at which the shares were sold;



     - the commissions paid or discounts or concessions allowed to these broker-dealers, where applicable;



     - that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and



     - other facts material to the transactions.


                                 LEGAL MATTERS

     The validity of the securities offered will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Our consolidated financial statements for the year ended December 31, 1998 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     Our ore reserves set forth in the table under the heading Ore Reserves incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been verified by Behre Dolbear & Company, Inc., and such information has been incorporated in reliance upon the authority of such firm as experts in mining, geology and ore reserve determination.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATES HEREOF. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                                   PROSPECTUS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Special Note Regarding Forward-Looking Statements...........    3
The Company.................................................    4
The Selling Stockholders....................................    4
Recent Developments.........................................    4
Use of Proceeds.............................................    5
Ratio of Earnings to Fixed Charges..........................    5
Description of Debt Securities..............................    6
Description of Depositary Shares............................   13
Description of Warrants.....................................   15
Description of Capital Stock................................   16
Plan of Distribution........................................   18
Legal Matters...............................................   20
Experts.....................................................   20


                           STILLWATER MINING COMPANY


                            Dated:           , 2002


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the registrant, in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee.........   $   59,750
Blue Sky fees and expenses..................................       25,000
Stock exchange listing fees.................................       35,000
Rating agency fees..........................................       60,000
Transfer agent fees.........................................       40,000
Trustee's and warrant agent's fees..........................       30,000
Legal fees..................................................      250,000
Printing fees...............................................      300,000
Accounting fees.............................................      100,000
Miscellaneous...............................................      100,250
                                                               ----------
          Total.............................................   $1,000,000

     All amounts listed above, except for the registration fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper persona benefit. Article 9 of the company's Certificate of Incorporation eliminates directors' personal liability in accordance with such Section 102 of the DGCL.

     Section 145 of the Delaware Law authorizes corporations to indemnify directors, officers and other employees against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with civil, criminal, administrative, or investigative actions, suits or proceedings to which such persons are parties or threatened to be made a party by reason of their corporate position (other than actions by or in the right of the corporation to procure a judgment in its favor -- so called derivative suits) if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to derivative suits, Section 145 prescribes a similar standard of care but limits the available indemnification to expenses (including attorneys' fees) reasonably incurred in connection with the defense or settlement of such action or suit and further provides that if the derivative suit results in a judgment that the person seeking indemnification is liable to the corporation, no such indemnification is to be made without court approval. Section 145(f) of the DGCL also specifically permits corporations to provide their officers, directors, employees and agents with indemnification and advancement of expenses in addition to those specifically required and/or permitted to be provided pursuant to other provisions of such Section 145.

     Article 6 of the company's Bylaws provides indemnification in accordance with Section 145 of the DGCL. Under the provisions of Article 6, each person who was or is made a party to, or is threatened to be made a party to or is involved in, any action, suit or other legal proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the company, or is or was performing services at the company's request for another entity, including service with respect to employee benefit plans, shall be indemnified to the full extent permitted by the DGCL as in effect or as it may be amended, against all costs, liabilities and losses (including attorney's fees) actually and reasonably incurred by such person in connection with such proceeding. In addition, Article 6 of the Bylaws authorizes the company to provide other permissible indemnification. Finally, Article 6 provides that the company may (and it does) maintain insurance to protect such persons against any expense or liability, even if the company would not have the power itself to indemnify such person against such liability or expense under the DGCL.

ITEM 16.  EXHIBITS


     The exhibits to this registration statement are listed in the Index to Exhibits on page II-5.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (c) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Montana on the 7th day of February 2002.


                                          STILLWATER MINING COMPANY

                                          By:   /s/ FRANCIS R. MCALLISTER
                                            ------------------------------------
                                            Name: Francis R. McAllister
                                            Title:   Chairman and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 18th day of December 2001.



                    SIGNATURES                                     TITLE                       DATE
                    ----------                                     -----                       ----

            /s/ FRANCIS R. MCALLISTER                  Chairman of the Board, Chief      February 7, 2002
 ------------------------------------------------     Executive Officer and Director
              Francis R. McAllister                    (principal executive officer)


                        *                                Vice President and Chief        February 7, 2002
 ------------------------------------------------      Financial Officer (principal
                 James A. Sabala                     financial and accounting officer)


                        *                                        Director                February 7, 2002
 ------------------------------------------------
                Richard E. Gilbert


                        *                                        Director                February 7, 2002
 ------------------------------------------------
                 Apolinar Guzman


                        *                                        Director                February 7, 2002
 ------------------------------------------------
                 Patrick M. James


                        *                                        Director                February 7, 2002
 ------------------------------------------------
               Malcolm W. MacNaught


                                                                 Director                February 7, 2002
 ------------------------------------------------
                Stephen V. Kearney


                        *                                        Director                February 7, 2002
 ------------------------------------------------
                   Peter Steen


                        *                                        Director                February 7, 2002
 ------------------------------------------------
                Joseph P. Mazurek


 *By:           /s/ FRANCIS R. MCALLISTER
        -----------------------------------------
                     Attorney in Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------
 1.1*     Form of Underwriting Agreement for equity will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
 1.2*     Form of Underwriting Agreement for debt will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
          and incorporated by reference herein.
 4.1      Restated Certificate of Incorporation of the Registrant,
          dated December 21, 1994 (incorporated by reference to the
          Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2001 (File No. 001-13053)).
 4.1.1    Certificate of Amendment to the Registrant's Restated
          Certificate of Incorporation, dated December 21, 1994
          (incorporated by reference to the Registrant's Quarterly
          Report on Form 10-Q/A for the quarter ended September 30,
          2001 (File No. 001-13053)).
 4.1.2    Certificate of Amendment to the Registrant's Amended and
          Restated Certificate of Incorporation, dated June 29, 1999
          (incorporated by reference to the Registrant's Quarterly
          Report on Form 10-Q/A for the quarter ended September 30,
          2001 (File No. 001-13053)).
 4.1.3    Certificate of Amendment to the Registrant's Amended and
          Restated Certificate of Incorporation, dated July 13, 2000
          (incorporated by reference to the Registrant's Quarterly
          Report on Form 10-Q/A for the quarter ended September 30,
          2001 (File No. 001-13053)).
 4.2      Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form
          10-Q/A for the quarter ended September 30, 2001 (File No.
          001-13053)).
 4.3+     Form of Indenture for Debt Securities.
 4.4*     Form of Debt Security will be filed as an exhibit to a
          Current Report of the Registrant on Form 8-K and
          incorporated by reference herein.
 4.5*     Form of Common Stock Warrant Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
          and incorporated by reference herein.
 4.6*     Form of Common Stock Warrant Certificate (included in
          Exhibit 4.5).
 4.7*     Form of Preferred Stock Warrant Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
 4.8*     Form of Preferred Stock Warrant Certificate (included in
          Exhibit 4.7).
 4.9*     Form of Debt Securities Warrant Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
 4.10*    Form of Debt Securities Warrant Certificate (included in
          Exhibit 4.9).
 4.15*    Form of Deposit Agreement, including form of Depositary
          Receipt for Depositary Shares will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and
          incorporated by reference herein.
 5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1      Stock Purchase Agreement, dated as of January 30, 2002, by and among Stillwater Mining Company and the entities listed on Exhibit A thereto.
12.1+     Statement re: Computation of Ratio of Earnings to Fixed
          Charges
23.1      Consent of KPMG LLP
23.2      Consent of PricewaterhouseCoopers LLP
23.3+     Consent of Behre Dolbear & Company, Inc.
23.4      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).
24.1+     Powers of Attorney (included on signature pages)
25.1      Form T-1 -- Statement of Eligibility and Qualification under the Trust Indenture Act of 1939


---------------


* To be incorporated by reference herein



+Previously filed